Exhibit 5.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-455-0560
RRE Commercial Center	Honolulu Tel.: 808-352-0749
Majuro, MH 96960	Email:	dreeder.rmi@gmail.com
Marshall Islands

International Seaways, Inc.

600 Third Avenue, 39th Floor

New York, New York 10016

April 29, 2024

Re: International Seaways, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as special Republic of the Marshall Islands (the “RMI”), counsel to International Seaways, Inc. (the “Company”), a corporation organized under the laws of the RMI in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), relating to the resale from time to time by the selling stockholders named in the applicable prospectus supplement of the Company’s common stock, no par value (the “Common Stock” or “Securities”).

The Securities will have an indeterminate aggregate offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

We have assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with any offering will be duly authorized, executed and delivered by each of the parties thereto other than the Company prior to an offering of Securities, (ii) the terms of the offering will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith and (iii) after the issuance of Common Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Common Stock outstanding will not exceed the total number authorized under the Company’s Articles of Incorporation then in effect.

We have examined originals or electronic copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus of the Company (the “Prospectus”), included in the Registration Statement and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Based upon and subject to the foregoing and to the qualifications and limitations hereafter expressed, and having regard to legal considerations we deem relevant, we are of the opinion that:

1.	The Company is a non-resident domestic corporation duly incorporated, validly existing and registered under the laws of the RMI and is in good standing under the laws of the RMI.

2.	The Securities, when they have been duly authorized, and when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the RMI as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus and in any prospectus supplement related thereto, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Sincerely,

/s/ Dennis J. Reeder

Reeder & Simpson P.C.

Dennis J. Reeder